UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

SPOT MOBILE INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-22636	75-2461665
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

300-71st Street, Suite 500

Miami Beach, FL 33141

(Address of principal executive offices, including zip code)

(305) 993-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Spot Mobile International,” the “Company,” “us,” “our” or “we” are to Spot Mobile International Ltd.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 29, 2010, Spot Mobile Corp., our wholly-owned subsidiary (“Spot Mobile”), acquired certain technology assets (the “Technology Assets”) from Yak America Inc. The Technology Assets are to be used in connection with Spot Mobile Corp.’s offering of mobile virtual network services. The Technology Assets include a telecommunications switching platform and all related hardware and software including assets and systems Spot Mobile will use for switching, routing, billing, payment systems, fraud monitoring, database management, customer service, web-based services, e-mail servers, accounting systems, network management, interactive voice response systems and any additional hardware and software enhancements to these systems.

Yak America Inc. is a wholly-owned subsidiary of Blackbird Corporation (“Blackbird”), formerly a principal shareholder of the Company. Our officers and directors are also officers and directors of Blackbird. In consideration for the acquisition of the Technology Assets, Spot Mobile agreed to assume certain secured indebtedness of Blackbird in the amount of $1,175,000. Spot Mobile has agreed to conduct a third party valuation of the Technology Assets and in the event it is determined that the value of such Technology Assets exceeds $1,175,000, then Spot Mobile and Yak America Inc. will mutually agree on the applicable adjustment to the purchase price for the Technology Assets and the payment terms thereof.

Item 8.01	Other Events

On November 4, 2010, we issued a press release announcing the acquisition of the Technology Assets. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Spot Mobile International Ltd., dated November 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOT MOBILE INTERNATIONAL LTD.

Dated: November 4, 2010	By:	/s/ Charles J. Zwebner
Charles J. Zwebner
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release issued by Spot Mobile International Ltd., dated November 4, 2010.

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